EX-99.(c)

                                                                     EXHIBIT (c)

                               THIRD AVENUE TRUST
                           THIRD AVENUE VARIABLE TRUST

                             AUDIT COMMITTEE CHARTER


This Charter shall apply to the Audit Committees (each, "Committee") of the Third Avenue Trust and Third Avenue Variable Trust (the "Funds"). The primary function of each Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control, and financial reporting practices of the Fund. In addition, each Committee will act as a liaison between the Fund's independent auditors and its Board of Trustees. Each Committee will have the specific oversight responsibilities described below in addition to such responsibilities as may be mandated under applicable law from time to time or expressly delegated to the Committee by the Fund's Board of Trustees.

COMPOSITION

Each Committee will be comprised of three or more directors, as determined by the Board, who are each independent of the management of the Funds and free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. The members of each Committee will be independent and possess requisite experience. One of the members of each Committee will be elected Committee Chair by the Board.

If the Committee so determines, at least one member of the Committee shall qualify and be designated by the members of the Committee as an "Audit Committee Financial Expert." An Audit Committee Financial Expert shall have all of the following qualifications:

     o an understanding of generally accepted accounting principles and financial statements;

     o the ability to assess the general application of such principles in connection with accounting for estimates, accruals, and reserves;

     o experience preparing, auditing, analyzing, or evaluating financial statements or experience actively supervising one or more persons engaged in such activities;

     o an understanding of internal controls and procedures for financial reporting; and

     o    an understanding of Committee functions.

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Such qualifications may have been acquired through:

     o education and experience as a principal financial officer, controller, public accountant, or principal accounting officer or experience in one or more positions that involve similar functions;

     o experience actively supervising a principal financial officer, principal accounting officer, controller or public accountant;

     o experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements; or

     o    other relevant experience.

RESPONSIBILITIES

Although the Committee may wish to consider other duties from time to time, the general activities of the Committee in carrying out its oversight role are described below. The Committee will:

1. Select, and, subject to ratification by the independent trustees of the Fund, retain and terminate the independent auditors and, in connection therewith, evaluate at least annually the qualifications, performance and the independence of the auditors, including the lead partner.

2. Review with the Fund's management and independent auditors (1) the auditors' report as to all critical accounting policies and practices applied by the Funds in preparing its financial statements; (2) the auditors' report as to all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management; (1) and (3) the auditors' report as to material written communications between the independent auditors and management, including but not limited to any management letter, report or recommendation on internal controls of the Fund and its service providers and schedule of unadjusted differences.

3. Meet with the Fund's independent auditors, including private meetings as necessary, (i) to review the arrangements for and scope of the annual audit and any special audits; (ii) to review the scope of non-audit services being provided; (ii) to discuss any matters of concern relating to the Fund's financial statements, including any adjustments to such statements recommended by the independent auditors and the auditors' reasoning in accepting or questioning significant estimates by management, or other results of said audits; (iii) to consider the independent auditors' views with respect to the Fund's accounting principles, financial policies, procedures and internal accounting controls and management's responses thereto; (iv) to obtain annually in writing from the independent auditors

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(1)  Discussion of alternative treatments must include: (1) ramifications of the use of such alternative disclosures and treatments; and (2) the treatment preferred by the accounting firm.

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     their letter as to the adequacy of such controls; (v) the auditors' views as to the adequacy and clarity of disclosures in the Fund's financial statements in relation to generally accepted accounting principles; (vi) the auditors' conclusions regarding any serious difficulties or disputes with management and any significant risks to the Fund and steps that management has taken to minimize such risks; (vii) to review the form of report the independent auditors propose to render to the Board and shareholders and to review and negotiate the fees to be charged by the independent auditors for non-audit services; and (ix) review and negotiate the audit fees to be charged by the independent auditors.

4. Consider and evaluate the effect upon the Funds of significant changes in accounting principles, practices or procedures proposed by management or the independent auditors.

5. Investigate any matter or activity coming to the Committee's attention involving financial accounting and financial reporting, improprieties or suspected improprieties.

6. Pre-approve all non-audit services to be provided to the Funds (and the Funds' investment adviser and its affiliates that provide services to the Funds) by the auditors to the Funds or establish detailed pre-approval procedures for such services in accordance with applicable requirements.

7. Discuss with management and the independent auditors the quality and adequacy of and compliance with the Funds' internal controls.

8. Approve any hiring by the Funds' or their affiliates of any person who previously served on the auditor's engagement team.

9. Retain independent counsel and other independent advisers whenever the Committee considers it advisable to assist it in carrying out its responsibilities under this Charter.

10. Adopt procedures for handling confidential, anonymous submissions by employees regarding accounting, internal controls and auditing matters.

11. Report its activities to the Board on a regular basis and make such recommendations with respect to the matters within its scope of authority and other matters, as the Committee may deem necessary or appropriate.

12. Meet on a regular basis and hold special meetings, as circumstances require.

13. Review and reassess this charter at least annually and recommend any proposed changes to the Board for approval.

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     The Board shall ensure that the Committee has the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Fund.

LIMITS ON ROLE OF AUDIT COMMITTEE

     While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for:


     o planning or conducting the audit or for determining whether the Fund's financial statements are complete and accurate and are in accordance with generally accepted accounting principles;

     o determining whether the Form N-CSRs filed by the Fund with the SEC contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

     o determining whether the Fund's financial statements and other financial information included in the Form N-CSRs fairly present in all material respects the financial condition, results of operations, changes in net assets and cash flows of the Fund's series as of, and for, the periods presented in the applicable Form N-CSR; or

     o establishing, designing or maintaining disclosure controls and procedures for the Fund.

     In fulfilling its responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Fund or any of its service providers. The Committee and its members do not have a duty or responsibility to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the audit committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Fund and service providers of the Fund from which the Committee receives information, (b) the accuracy of the financial and other information provided to the audit committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (c) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Fund.